Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Edie Kissko
Adobe
408-536-3034
kissko@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Revenue
Strong Q2 FY2015 Profit Growth Driven by Cloud Momentum; Creative ARR Tops $2 Billion
SAN JOSE, Calif. - June 16, 2015 - Adobe (Nasdaq:ADBE) today reported financial results for its second quarter fiscal year 2015 ended May 29, 2015.
Quarterly Financial Highlights

•	Adobe achieved record quarterly revenue of $1.16 billion.

•	Digital Media Annualized Recurring Revenue (“ARR”) grew to $2.35 billion exiting the quarter, driven by an increase in Creative ARR of $230 million to $2.02 billion.

•	Adobe Marketing Cloud achieved revenue of $327 million.

•	Diluted earnings per share were $0.29 on a GAAP-basis, and $0.48 on a non-GAAP basis.

•	Year-over-year, operating income grew 43 percent and net income grew 67 percent on a GAAP-basis; operating income grew 28 percent and net income grew 30 percent on a non-GAAP basis.

•	Cash flow from operations was $471 million, and deferred revenue grew to an all-time high of $1.23 billion.

•	The company repurchased approximately 2.6 million shares during the quarter, returning $200 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
"Strong execution against our Creative Cloud, Document Cloud and Marketing Cloud businesses drove record revenue," said Shantanu Narayen, Adobe president and chief executive officer. "We are accelerating the pace of innovation in our Cloud offerings and are thrilled to be launching our best Creative Cloud release to date, which includes Adobe Stock - our new stock content service."
“With our business model transition largely behind us, the positive financial benefits are now reflected in our P&L,” said Mark Garrett, Adobe executive vice president and chief financial officer. “We are driving more profit, earnings per share, cash flow and deferred revenue and unbilled backlog.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2015 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, product innovation, the success of our new stock image service, Adobe Stock, and capabilities and the strength of our cloud business and growth of our revenue, earnings, cash flow, deferred revenue and unbilled backlog, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, uncertainty in economic conditions and the financial markets, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2014 ended Nov. 28, 2014, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2015.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended May 29, 2015, which Adobe expects to file in June 2015.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2015 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	May 29, 2015	May 30, 2014	May 29, 2015	May 30, 2014
Revenue:
Subscription	$773,963	$476,694	$1,487,405	$900,257
Products	274,538	479,247	565,312	950,701
Services and support	113,657	112,267	218,622	217,370
Total revenue	1,162,158	1,068,208	2,271,339	2,068,328

Cost of revenue:
Subscription	103,694	84,147	199,221	160,879
Products	21,467	24,499	41,170	51,997
Services and support	60,012	46,258	111,580	90,537
Total cost of revenue	185,173	154,904	351,971	303,413

Gross profit	976,985	913,304	1,919,368	1,764,915

Operating expenses:
Research and development	208,047	209,092	423,556	418,617
Sales and marketing	426,998	426,830	819,739	836,971
General and administrative	130,208	129,138	275,289	268,122
Restructuring and other charges	34	(366)	1,789	297
Amortization of purchased intangibles	18,081	13,352	32,353	26,904
Total operating expenses	783,368	778,046	1,552,726	1,550,911

Operating income	193,617	135,258	366,642	214,004

Non-operating income (expense):
Interest and other income (expense), net	3,739	2,563	7,077	5,708
Interest expense	(16,605)	(17,103)	(31,150)	(33,693)
Investment gains (losses), net	223	553	1,653	144
Total non-operating income (expense), net	(12,643)	(13,987)	(22,420)	(27,841)
Income before income taxes	180,974	121,271	344,222	186,163
Provision for income taxes	33,481	32,744	111,841	50,590
Net income	$147,493	$88,527	$232,381	$135,573
Basic net income per share	$0.30	$0.18	$0.47	$0.27
Shares used to compute basic net income per share	499,290	497,931	499,022	497,439
Diluted net income per share	$0.29	$0.17	$0.46	$0.27
Shares used to compute diluted net income per share	505,582	506,687	507,061	508,227

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	May 29, 2015	November 28, 2014
ASSETS

Current assets:
Cash and cash equivalents	$956,147	$1,117,400
Short-term investments	2,457,101	2,622,091
Trade receivables, net of allowances for doubtful accounts of $7,226 and $7,867, respectively	502,617	591,800
Deferred income taxes	71,218	95,279
Prepaid expenses and other current assets	191,314	175,758
Total current assets	4,178,397	4,602,328

Property and equipment, net	785,199	785,123
Goodwill	5,388,971	4,721,962
Purchased and other intangibles, net	583,198	469,662
Investment in lease receivable	80,439	80,439
Other assets	149,179	126,315
Total assets	$11,165,383	$10,785,829

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$56,539	$68,377
Accrued expenses	647,784	683,866
Debt and capital lease obligations	—	603,229
Accrued restructuring	1,695	17,120
Income taxes payable	55,473	23,920
Deferred revenue	1,175,542	1,097,923
Total current liabilities	1,937,033	2,494,435

Long-term liabilities:
Debt	1,904,376	911,086
Deferred revenue	52,613	57,401
Accrued restructuring	4,347	5,194
Income taxes payable	244,799	125,746
Deferred income taxes	326,922	342,315
Other liabilities	85,190	73,747
Total liabilities	4,555,280	4,009,924

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,994,652	3,778,495
Retained earnings	6,879,444	6,924,294
Accumulated other comprehensive income (loss)	(129,473)	(8,094)
Treasury stock, at cost (102,558 and 103,350 shares, respectively), net of reissuances	(4,134,581)	(3,918,851)
Total stockholders' equity	6,610,103	6,775,905
Total liabilities and stockholders' equity	$11,165,383	$10,785,829

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	May 29, 2015	May 30, 2014
Cash flows from operating activities:
Net income	$147,493	$88,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	85,929	77,653
Stock-based compensation expense	84,649	83,005
Unrealized investment gains, net	(276)	(352)
Changes in deferred revenue	44,772	47,517
Changes in other operating assets and liabilities	108,917	71,186
Net cash provided by operating activities	471,484	367,536

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	3,541	(117,967)
Purchases of property and equipment	(35,730)	(27,198)
Purchases and sales of long-term investments, intangibles and other assets, net	(1,083)	(2,767)
Acquisitions, net of cash	(5,637)	—
Net cash used for investing activities	(38,909)	(147,932)

Cash flows from financing activities:
Purchases of treasury stock	(200,000)	(150,000)
Proceeds of reissuance of treasury stock, net	2,911	12,824
Repayment of debt and capital lease obligations	—	(3,626)
Debt issuance costs	(153)	—
Excess tax benefits from stock-based compensation	11,140	4,875
Net cash used for financing activities	(186,102)	(135,927)
Effect of exchange rate changes on cash and cash equivalents	(3,210)	(573)
Net increase in cash and cash equivalents	243,263	83,104
Cash and cash equivalents at beginning of period	712,884	733,916
Cash and cash equivalents at end of period	$956,147	$817,020

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	May 29, 2015	May 30, 2014	February 27, 2015
Operating income:

GAAP operating income	$193,617	$135,258	$173,025
Stock-based and deferred compensation expense	85,374	83,600	86,597
Restructuring and other charges	34	(366)	1,755
Amortization of purchased intangibles	40,080	31,835	33,791
Non-GAAP operating income	$319,105	$250,327	$295,168

Net income:

GAAP net income	$147,493	$88,527	$84,888
Stock-based and deferred compensation expense	85,374	83,600	86,597
Restructuring and other charges	34	(366)	1,755
Amortization of purchased intangibles	40,080	31,835	33,791
Investment (gains) losses	(223)	(553)	(1,430)
Income tax adjustments	(30,829)	(16,771)	18,728
Non-GAAP net income	$241,929	$186,272	$224,329

Diluted net income per share:

GAAP diluted net income per share	$0.29	$0.17	$0.17
Stock-based and deferred compensation expense	0.17	0.16	0.17
Amortization of purchased intangibles	0.08	0.06	0.07
Income tax adjustments	(0.06)	(0.02)	0.03
Non-GAAP diluted net income per share	$0.48	$0.37	$0.44

Shares used in computing diluted net income per share	505,582	506,687	507,526

Non-GAAP Results (continued)

Three Months Ended
May 29, 2015
Effective income tax rate:

GAAP effective income tax rate	18.5%
Resolution of income tax examinations	6.0
Amortization of purchased intangibles, stock-based and deferred compensation expense	(2.5)
Income tax adjustments	(1.0)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, loss contingencies and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.